Exhibit 99.3

LOAN AGREEMENT

by and among

COP-MONROE, LLC,
COP-CARTER, LLC,
COP-HANGING MOSS, LLC
and
COP-GOLDENROD, LLC,
as Borrower,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Lender

dated as of

November 13, 2007

LOAN AGREEMENT

This Loan Agreement is made as of November 13, 2007 by and between WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, whose address is Wachovia Bank, N.A., Real Estate Financial Services, 15750 Alton Parkway, Irvine, California  92618 (“Lender”), and COP-MONROE, LLC, a Florida limited liability company (“Progress Way Borrower”), COP-CARTER, LLC, a Florida limited liability company (“Winter Garden Borrower”), COP-HANGING MOSS, LLC, a Florida limited liability company (“Hanging Moss Borrower”) and COP-GOLDENROD, LLC, a Florida limited liability company (“Goldenrod Borrower” and collectively with Progress Way Borrower, Winter Garden Borrower and Hanging Moss Borrower, “Borrower”) whose address is c/o Cornerstone Operating Partnership, L.P., 1920 Main Street, Suite 400, Irvine, CA  92614, Attention: Dominic Petrucci (“Borrower”).

RECITALS

A.            Borrower has acquired fee simple title to that certain real property described in Exhibits A-1 through A-4 attached hereto.

B.            Borrower has requested that Lender extend credit to it for, among other things, the acquisition of the Projects (as defined herein).

C.            Lender is prepared to extend such credit in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.0           Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Loan Agreement, as the same may be amended, modified, supplemented, renewed and restated from time to time.

“Appraisal” shall mean an appraisal of the “as is” value of the Properties and the Improvements (i) ordered by Lender, (ii) prepared by an appraiser satisfactory to Lender, (iii) in compliance with all federal and state standards for appraisals, (iv) reviewed by Lender and (v) in form and substance satisfactory to Lender in its sole and absolute discretion; provided, however, that in reviewing such appraisals and applying such discretion, Lender will act in good faith and will consistently apply the standards generally used by Lender in the normal course of its real estate lending business in order to review and evaluate appraisals.

“Borrower” has the meaning set forth in the preamble hereof, whose address is as set forth in the introductory paragraph to this Agreement.

“Budget” shall mean the cost breakdown/budget for the Loan attached hereto as Exhibit B, which shall set forth the costs to be paid with the Loan.

“Business Day” shall mean a day of the year other than Saturdays, Sundays and legal holidays on which banks are required to be closed in California, Florida or North Carolina.

“Calendar Month” shall mean any of the twelve (12) calendar months of the year. With respect to any payment or obligation that is due or required to be performed within a specified number of Calendar Months, then such payment or obligation shall become due on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced; provided, however, that with respect to any obligation that was incurred or commenced on the 29th, 30th or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise become due does not have a numerically corresponding date, such obligation shall become due on the first Business Day of the next succeeding Calendar Month.

“CC&R’s” shall mean any and all covenants, conditions, restrictions, maintenance agreements or reciprocal easement agreements affecting any Project or any of the Properties.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” shall mean the earlier of (i) the date any Deed of Trust is recorded in the official records of the applicable County or (ii) the date that any Loan proceeds are disbursed pursuant to the terms of this Agreement.

“Collateral” shall mean all real and personal property (whether tangible or intangible) in which a lien, encumbrance or security interest is granted in favor of Lender pursuant to the Loan Documents.

“County” shall mean each County in Florida where one of the Properties is located.

“Day” or “Days” shall mean calendar days unless expressly stated to be Business Days.

“Debt Service Coverage Ratio” shall mean a fraction, the numerator of which is the Net Operating Income from the Projects before payment of debt service for the three-month period in question, and the denominator of which is an amount equivalent to the sum of (a) an amount, as reasonably determined by Lender, equivalent to the interest that would accrue on the Loan during such three-month period at a rate of interest equal to the greater of (i)  seven percent (7.0%) per annum, or (ii) the rate of one and one-half percent (1.50%) per annum above the Treasury Note Rate (herein defined), and (b) an amount for such period, as reasonably determined by Lender, equivalent to the amount of principal that would be payable during such three-month period according to a schedule that would fully amortize the Loan over a 25-year period given the foregoing rate of interest.

“Deed of Trust” or “Deeds of Trust” shall collectively mean each Mortgage, Assignment, Security Agreement and Fixture Filing executed by any Borrower, as mortgagor, and naming Lender, as mortgagee, creating a first priority lien on a Property, the Improvements, and all other buildings, fixtures and improvements now or hereafter owned or acquired by a Borrower and situated on such Property, and all rights and easements appurtenant thereto, securing indebtedness and obligations pursuant to the Loan Documents and any Swap Contracts with Lender or its Affiliates, all in form and substance acceptable to Lender, as such deeds of trust or mortgages may be amended, modified, supplemented, renewed and restated from time to time.

“Environmental Indemnity” shall mean each Environmental Indemnity Agreement executed by a Borrower and Guarantor in connection with the Loan, in form and content satisfactory to Lender.

“Event of Default” shall mean the occurrence of any of the events listed in Section 11.1 of this Agreement.

“Extended Maturity Date” shall mean an extended maturity date determined in accordance with Section 2.4 of this Agreement.

“ERISA” shall mean Employee Retirement Income Security Act of 1974, as the same may, from time to time, be amended.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Lender on such Business Day on such transactions as determined by Lender.

“Financing Statement” shall mean one or more UCC-1 financing statements authorized by Borrower, as debtor, in favor of Lender, as secured party, and perfecting Lender’s security interest in the collateral described therein, each in form and substance satisfactory to Lender, to be filed in the Office of the Secretary of State of each Borrower’s state of formation, and in such other offices for recording or filing such statements in such jurisdictions as Lender shall desire to perfect Lender’s security interest or reflect such interest in appropriate public records.

“Goldenrod Project” shall mean the Goldenrod Property and the Improvements thereon.

“Goldenrod Property” shall mean the real property described in Exhibit A-1 attached hereto.

“Governmental Authority” shall mean (a) any governmental municipality or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department instrumentality or public body, or (c) any court, administrative tribunal or public utility.

“Guarantor” shall mean, jointly and severally, Cornerstone Core Properties REIT, Inc., a Maryland corporation, Cornerstone Realty Advisors, LLC, a Delaware limited liability company and Cornerstone Operating Partnership, L.P., a Delaware limited partnership.

“Guaranty” shall mean the Limited Guaranty.

“Hanging Moss Project” shall mean the Hanging Moss Property and the Improvements thereon.

“Hanging Moss Property” shall mean the real property described in Exhibit A-2 attached hereto.

“Improvements” shall mean all on-site and off-site improvements, if any, and appurtenances now or later to be located on each Property and/or in such improvements.

“Indebtedness” means, as to any Person (a) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services and all other accounts payable; (c) all indebtedness secured by a lien on any asset of such Person whether or not such indebtedness is assumed by such Person; (d) all obligations, contingent or otherwise, of such Person directly or indirectly guaranteeing any indebtedness or other obligation of any other Person or in any manner providing for the payment of any indebtedness or other obligation of any other Person or otherwise protecting the holder of such indebtedness against loss (excluding endorsements for collection or deposit in the ordinary course of business); (e) the amount of all reimbursement obligations and other obligations of such Person (whether due or to become due, contingent or otherwise) in respect of letters of credit, drafts, notes, bankers’ acceptances, surety or other bonds and similar instruments; (f) all capitalized lease obligations; (g) all other obligations that would be included as liabilities on a balance sheet prepared in accordance with GAAP; (h) all payables of such Person relating to minority interests; (i) net liabilities under Swap Contracts.

“Leases” means all leases, and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to any Project or any part thereof, together with all options therefor, amendments thereto and renewals and modifications thereof.

“Lender” shall mean Wachovia Bank, National Association, a national banking association, whose address is as set forth in the introductory paragraph to this Agreement, and its successors and assigns.

“Lending Office” means the office, branch, subsidiary or affiliate of Lender selected by Lender, from time to time, for the funding or booking of the Loan.

“LIBOR Rate” means, for any day, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars having a maturity of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such day, or if such day is not a London Banking Day, then on the immediately preceding London Banking Day, plus 1.40% per annum; provided that, if no such offered rates appear on such page, the applicable “LIBOR Rate” shall instead be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two (2) major lenders in New York City, selected by Lender, at approximately 10:00 a.m., New York City time, on such day, for deposits in U.S. dollars offered by leading European banks having a maturity of one month in a amount comparable to the outstanding principal amount of the Loan, plus 1.40% per annum; provided, further, that if on any day Lender is unable to determine the LIBOR Rate in the foregoing manner, the LIBOR Rate for such day shall be the rate per annum equal to the Prime Rate for such day. The LIBOR Rate is a floating rate which may change daily.

“Limited Guaranty” shall mean the Limited Guaranty of even date herewith executed by the Guarantor, in form and content satisfactory to Lender.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement for the acquisition of the Projects.

“Loan Amount” shall mean Twenty-Two Million Four Hundred Twenty Thousand Five Hundred and No/100 Dollars ($22,420,500.00).

“Loan Documents” shall mean this Agreement, the Note, the Deeds of Trust, Financing Statements, the Limited Guaranty, the Environmental Indemnity and all other documents and instruments (other than any Swap Contracts) now or hereafter executed and delivered in connection with this Agreement and the Loan described herein.

“London Banking Day” means a day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Loan-to-Value Ratio” shall mean the ratio, expressed as a percentage, of (i) the sum of (A) the outstanding principal balance of the Loan and (B) the undisbursed amount of the Loan to (ii) the “as is” value of the Projects, as set forth in the applicable Appraisal, as approved by Lender in its sole discretion.

“Maturity Date” shall mean the date upon which the Loan becomes due and payable, which date shall be November 13, 2009, subject to possible extensions as set forth in Section 2.4.

“Net Operating Income” shall mean the amount of (a) Rental Income for the applicable 3-month period of time in question, less (b) the amount of Operating Expenses for such period of time.

“Non-Related Party” shall mean a person or entity that is not an Affiliate of Borrower.

“Note” shall mean the Promissory Note of even date herewith evidencing the Loan and secured by the Deeds of Trust, as such note may be amended, modified, supplemented, renewed or restated from time to time.

“Obligations” means all indebtedness and obligations owing by Borrower to Lender under the Loan Documents.

“Operating Expenses” shall mean any and all costs and expenses incurred in connection with the Projects (or which should have been incurred to operate and maintain the Projects in their current state in a manner consistent with other comparable multi-tenant industrial properties) during the applicable three-month time period in question as reasonably determined by Lender, including without limitation (a) taxes and assessments imposed upon the Projects which are reasonably allocable to such time period, (b) bond assessments which are reasonably allocable to such time period, (c) insurance premiums for casualty insurance and liability insurance carried in connection with the Projects which are reasonably allocable to such time period, (d) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Projects which are reasonably allocable to such time period, including a management fee as approved by Lender (which for purposes of the calculations under this Agreement shall be deemed to be not less than the greater of (i) actual management fees or (ii) 3.0% of gross revenue from each Project as determined by Lender), and (e) a sufficient replacement reserve (as reasonably determined by Lender, but in no event less than $0.10 per square foot per year, to be reasonably allocable to such time period). Operating Expenses shall not include any interest, principal, loan fees, extension fees , tenant improvement costs or commissions or other payments on the Loan.

“Permitted Exceptions” means the matters approved by Lender as permitted exceptions of title with respect to a Property and set forth as exceptions to title in the Title Insurance Policy for such Property approved by Lender.

“Person” shall mean a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

“Plans and Specifications” shall mean the “as-built” plans and specifications for the Improvements, if any.

“Prime Rate” means that interest rate so denominated and set by Lender from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Lender. Lender lends at interest rates above and below the Prime Rate.

“Progress Way Project” shall mean the Progress Way Property and the Improvements thereon.

“Progress Way Property” shall mean the real property described in Exhibit A-3 attached hereto.

“Projects” shall collectively mean the Goldenrod Project, the Hanging Moss Project, the Progress Way Project, and the Winter Garden Project.

“Properties” shall mean, collectively the Goldenrod Property, the Hanging Moss Property, the Progress Way Property and the Winter Garden Property.

“Rental Income” shall mean the rental income and operating expenses reimbursed by tenants and received by Borrower, as reasonably determined by Lender, for the three (3) month period of time in question from the tenant Leases of the Improvements which are then in effect (and as to which the tenants thereunder are in possession and paying rent, and are not in default).

“Swap Contract” shall mean any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, interest cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, together with any related schedules and confirmations, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

“Title Company” shall mean Lawyers Title Insurance Corporation, or such other title insurance company as Lender may approve from time to time.

“Title Insurance Policy” shall mean a title insurance policy in the form of an American Land Title Association Loan Policy (1970) extended coverage (without revision, modification or amendment) issued by the Title Company, in form and substance satisfactory to Lender and containing such endorsements as Lender may require.

“Treasury Rate Note” shall mean the yields reported, as of 10:00 a.m. (New York time) on any Business Day (hereinafter defined), on the display designated as “Page 678” on the Telerate Data Service (or such other display as may replace Page 678 on the Telerate Data Service) for actively traded U.S. Treasury securities having a maturity equal to ten (10) years, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields. The term “Business Day” as used in this paragraph means a day on which banks are open for business in New York, New York.

“Unmatured Event of Default” shall mean an event or condition which with notice or lapse of time, or both, would become an Event of Default.

“Winter Garden Project” shall mean the Winter Garden Property and the Improvements thereon.

“Winter Garden Property” shall mean the real property described in Exhibit A-4 attached hereto.

2.0           Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein or in the Recitals shall have the meanings assigned to them in conformity with generally acceptable accounting standards and principles, consistently applied (“GAAP”).

ARTICLE II

THE LOAN

1.0           Agreement to Lend and Borrow. Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender up to the Loan Amount. The Loan proceeds shall be used for the purposes of acquiring the Projects. All amounts advanced under the Loan and repaid shall not be re-borrowed.

2.0           Evidence of Indebtedness. The Loan shall be evidenced by the Note.

3.0           Interest Rate.

( )            Payment. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the LIBOR Rate. Interest shall be payable in arrears and shall be due on the first day of each calendar month and on the Maturity Date (as it may be extended) and on the date the outstanding principal amount of the Note is repaid in full.

( )            Rate after Default. If all or a portion of the principal amount of the Loan made hereunder or any installment of interest on the Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise and after any applicable opportunity to cure), any such overdue principal amount and, to the extent permitted by applicable law, any overdue installment of interest on the Loan shall, without limiting any other rights of Lender, bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 4% plus the LIBOR Rate. After the occurrence and during the continuance of an Event of Default, the principal amount of the Loan (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of Lender, bear interest at a rate per annum equal to the sum of 4% plus the LIBOR Rate.

( )            Computation of Interest. Interest in respect of the Loan shall be calculated on the basis of a 360-day year for the actual days elapsed. Each determination of an interest rate by Lender pursuant to any provision of this Agreement shall be conclusive and binding on Lender and Borrower in the absence of manifest error.

( )            No Deductions. All payments of principal or interest under the Note shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be owed and paid by Borrower. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by the Note.

( )            Order of Application. Any payments received by Lender will be applied in the following order: (1) late charges; (2) impound payments for taxes and insurance (if any); (3) interest; (4) principal, and (5) any other amounts owing under the Loan Documents. If an Event of Default occurs, monies may be applied to the Obligations in any manner or order deemed appropriate by Lender.

4.0           Maturity of the Loan. All principal owing on the Loan, and all accrued interest and other sums owing under the Loan Documents or any Swap Contracts not otherwise paid when due, shall be due and payable in full on the Maturity Date. Borrower shall have the option to extend the term of the Loan from the Maturity Date (for purposes of this Section, the “Original Maturity Date”) to a date that is twelve (12) months following the Original Maturity Date (for purposes of this Section, the “Extended Maturity Date”), such Extension being subject to the satisfaction of each of the following conditions precedent:

( )            Borrower shall provide Lender with written notice of Borrower’s request to exercise its option to extend the maturity date not more than ninety (90) days but not less than sixty  (60) days prior to the Original Maturity Date;

( )            As of the date of Borrower’s delivery of notice of request to exercise its option to extend, and as of the date of the commencement of such extension, no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and Borrower shall so certify in writing to the best of its knowledge;

( )            Borrower shall certify in writing that all representations and warranties set forth in the Loan Documents remain true and correct;

( )            The then-existing Loan-to-Value Ratio shall not exceed sixty-five percent (65%) (as confirmed to the satisfaction of Lender by an updated Appraisal, if required by Lender); provided, however, in the event that the value of the Projects (as determined by Lender) is not adequate to meet the required Loan-to-Value Ratio, then Borrower may pay down the outstanding principal balance of the Loan such that the required Loan-to-Value Ratio is met;

( )            The Debt Service Coverage Ratio for the Projects for the three month period immediately preceding the Original Maturity Date shall have been at least 1.20 to 1.0; provided, however, if the Debt Service Coverage Ratio (as determined by Lender) is not adequate to meet the required Debt Service Coverage Ratio, then Borrower may pay down the outstanding principal balance of the Loan such that the required Debt Service Coverage Ratio is met;

( )            Immediately prior to the commencement of the extension, Borrower shall pay to Lender an extension fee in the amount of twelve and one-half (12.5) basis points (0.125%) of the total outstanding plus undisbursed Loan proceeds, as determined on the Original Maturity Date;

( )            Borrower shall deliver to Lender, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Lender; and

( )            Borrower shall have paid all costs and expenses of Lender in connection with such extension.

If each of the foregoing conditions precedent are satisfied, and the Original Maturity Date is extended as provided above to the Extended Maturity Date, as used herein and in the other Loan Documents, the term “Maturity Date” or “Extended Maturity Date” shall thereafter mean the Extended Maturity Date.

5.0           Prepayment. Upon not less than thirty (30) days’ prior written notice to Lender, Borrower may prepay the Loan, in whole, but not in part, without prepayment premium (but subject to any costs set forth in any Swap Contract should Lender in its sole discretion elect to terminate any such Swap Contract provided by Lender or its Affiliate upon any such prepayment).

6.0           Security. Payment of the Notes shall be secured in part by the following:

( )            The Deeds of Trust;

( )            To the extent to which they may be assigned, all other rights, licenses, permits, franchises, authorizations, approvals and agreements relating to the use, occupancy or operation of the Projects; and

( )            The Financing Statement.

7.0           Fees.

( )            Loan Fee. On the Closing Date, Borrower shall pay to Lender a loan fee in the amount of $100,892.

( )            Extension Fees. Borrower shall pay all fees for any maturity date extension as and when due pursuant to this Agreement.

8.0           Increased Costs.

( )            If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender; (ii) subject Lender to any tax of any kind whatsoever with respect to this Agreement or the Loan, or change the basis of taxation of payments to Lender in respect thereof; or (iii) impose on Lender or the London interbank market any other condition, cost or expense affecting this Agreement or the Loan or participation therein; and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining the Loan (or of maintaining its obligation to make the Loan), or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request of Lender, Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

( )            If Lender determines that any Change in Law affecting Lender or any Lending Office of Lender or Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement, the Loan to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

ARTICLE III

CONDITIONS PRECEDENT

1.0           Closing. Lender’s obligations to close the Loan and perform under this Agreement are expressly conditioned upon (i) Borrower’s satisfaction of all of the conditions set forth in Exhibit C hereto; (ii) Borrower’s satisfaction of the conditions for disbursement set forth in Article IV (as applicable); (iii) the Title Company’s unconditional commitment to issue the Title Insurance Policies; and (iv) Borrower’s delivery to Lender of the following documents, in form and content satisfactory to Lender, duly executed (and acknowledged where necessary) by the appropriate parties thereto:

( )            This Agreement;

( )            The Note;

( )            The Deeds of Trust, each of which shall be duly recorded in the official records of the county in which the Project encumbered thereby is located;

( )            The Financing Statements, each of which shall be duly filed with the applicable Secretary of State of each Borrower’s formation;

( )            The Limited Guaranty;

( )            The Environmental Indemnity;

( )            Assignments of all other agreements, contracts, rights, permits, licenses, entitlements, authorizations, and franchises relating to the Projects, and consents to such assignments where deemed appropriate by Lender; and

( )            Such other documents that Lender may reasonably require.

ARTICLE IV

LOAN DISBURSEMENTS

1.0           Recordation Disbursements. Upon recordation of the Deeds of Trust (or such earlier Closing Date) and satisfaction of all conditions set forth herein, provided that the Title Company has issued or is irrevocably committed in writing to issue to Lender the Title Insurance Policies referred to in Section 5.1 hereof, Lender shall disburse to Borrower, subject to the limitations of the Budget, into the escrow established for the acquisition of the Projects, the entirety of the Loan proceeds.

2.0           [Intentionally Deleted].

3.0           Limitations and Conditions on Disbursements. Borrower shall be entitled to advances of the Loan only in accordance with the terms and conditions of this Agreement (unless waived or modified by Lender) and, in addition, the following conditions (unless waived or modified by Lender):

( )            The representations and warranties of Borrower contained in all of the Loan Documents shall be correct in all material respects on and as of the date of the disbursement as though made on and as of that date and no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the disbursement;

( )            Disbursement of Loan proceeds shall be available only to defray costs actually incurred by Borrower in connection with the acquisition of the Projects as limited by the Budget;

( )            No mechanics’ lien shall have been recorded against any of the Properties; and

( )            Lender shall be satisfied that the advance will not be junior in priority to any mortgages, deeds of trust, mechanics’ or materialmen’s liens or any intervening or other liens on any Property other than Permitted Exceptions.

ARTICLE V

TITLE INSURANCE

1.0           Basic Insurance. Concurrently with the recording of the Deeds of Trust (or such earlier Closing Date), Borrower shall, at Borrower’s sole cost and expense, deliver or cause to be delivered to Lender the Title Insurance Policies issued by the Title Company for each Project (and such reinsurers and coinsurers as Lender may require) with a liability limit of not less than the full amount of the Loan and with coverage and in form satisfactory to Lender, insuring Lender’s interest under each Deed of Trust as a valid first priority lien on the applicable Project, together with such reinsurance or coinsurance agreements or endorsements to the Title Insurance Policies as Lender may require, which policy shall contain only the Permitted Exceptions from its coverage, and thereafter Borrower shall, at its own cost and expense, do all things necessary to maintain each Deed of Trust as a valid first priority lien on the applicable Project.

2.0           Intentionally Omitted.

ARTICLE VI

OPERATION AND MAINTENANCE OF THE PROJECTS

1.0           Operation as First Class Industrial Buildings. At all times during the term of this Agreement, Borrower shall itself (or through a manager satisfactory to Lender) operate the Projects in a manner consistent with other comparable multi-tenant industrial properties, subject to and in compliance with the terms of any Leases.

2.0           Maintenance. Borrower shall at all times maintain the Projects in good condition and repair (as is more fully set forth in the Deeds of Trust).

ARTICLE VII

LIABILITY, RISK, AND FLOOD INSURANCE

At all times throughout the Loan term Borrower shall, at its sole cost and expense, maintain insurance, and shall pay, as the same becomes due and payable, all premiums in respect thereto, including, but not necessarily limited to:

1.0           Property. “Special Cause of Loss” insurance on the Improvements in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements and personal property related thereto.

2.0           Liability. Insurance protecting Borrower and Lender against loss or losses from liability imposed by law or assumed in any written contract and arising from personal injury, including bodily injury or death, having a limit of liability of not less than One Million Dollars ($1,000,000) (combined single limit for personal injury and property damage) and an umbrella excess liability policy in an amount not less than Ten Million Dollars ($10,000,000) protecting Borrower and Lender against any loss or liability or damage for personal injury, including bodily injury or death, or property damage. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

3.0           Flood. If required by Lender, a policy or policies of flood insurance in the maximum amount of flood insurance available with respect to any Project under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived upon presentation of evidence satisfactory to Lender that no portion of any of the Properties is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

4.0           Additional Insurance. Borrower shall provide such other policies of insurance as Lender may reasonably request in writing.

5.0           Other Requirements. All required insurance shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and subject to the approval of Lender. Such companies should be authorized to write such insurance in the State of Florida. The company issuing the policies shall have a financial and performance rating of “A-IX” or better by A.M. Best Co., in Bests’ Key Guide, or such other rating acceptable to Lender. All property policies evidencing the required insurance shall name Lender as first mortgagee, and all liability policies evidencing the insurance required shall name Lender as additional insured, shall provide for payment to Lender (or its assignee, as directed by Lender) of the net proceeds of insurance resulting from any claim for loss or damage thereunder, shall not be cancelable as to the interests of Lender due to the acts of Borrower, and shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

6.0           Evidence. All policies of insurance, or certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to Lender on or before the Closing Date (together with proof of the payment of the premiums thereof). At least thirty (30) days prior to the expiration or cancellation of each such policy, Borrower shall furnish Lender evidence that such policy has been renewed or replaced in the form of a certificate reflecting that there is in full force and effect, with a term covering the next succeeding calendar year, insurance of the types and in the amounts required.

ARTICLE VIII

RIGHTS OF INSPECTION; AGENCY

Lender, or its agent, shall have the right at any time and from time to time to enter upon the Properties for purposes of inspection and conducting Appraisals.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

1.0           Consideration. As an inducement to Lender to execute this Agreement and to disburse the proceeds of the Loan, Borrower represents and warrants to Lender that the following statements set forth in this Article IX are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date and Borrower acknowledges that the truth and accuracy of such representations and warranties is also a condition precedent to Lender’s obligation to make each Loan advance.

2.0           Organization, Powers and Good Standing.

( )            Organization and Powers-Borrower. Each Borrower is a limited liability company, duly organized and validly existing under the laws of the State of Florida and is duly qualified to transact business as a limited liability company under the laws of the State of Florida. Each Borrower has all requisite power and authority and rights to own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and to enter into and perform this Agreement and the other Loan Documents. The address of each Borrower’s principal place of business is c/o Cornerstone Operating Partnership, L.P., 1920 Main Street, Suite 400, Irvine, CA  92614, Attention: Dominic Petrucci.

( )            Organization and Powers-Guarantor. Cornerstone Core Properties REIT, Inc. is a corporation, duly organized and validly existing under the laws of the State of Maryland. Cornerstone Realty Advisors, LLC is a limited liability company, duly organized and validly existing under the laws of the State of Delaware. Cornerstone Operating Partnership, L.P. is a limited partnership, duly organized and validly existing under the laws of the State of Delaware. Each Guarantor has all requisite power and authority and rights to own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and to enter into and perform the Guaranty, the Environmental Indemnity and the other Loan Documents. The address of each Guarantor’s principal place of business is c/o Cornerstone Operating Partnership, L.P., 1920 Main Street, Suite 400, Irvine, CA  92614, Attention: Dominic Petrucci.

( )            Good Standing. Borrower and Guarantor have made all filings and are in good standing in the State of Florida and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower or Guarantor.

( )            Non-foreign Status. No Borrower is a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Each Borrower’s U.S. employer identification number is as set forth on the signature page hereof.

3.0           Authorization of Loan Documents.

( )            Authorization. The execution, delivery and performance of the Loan Documents by each Borrower are within such Borrower’s powers and have been duly authorized by all necessary action by such Borrower.

( )            No Conflict. The execution, delivery and performance of the Loan Documents by each Borrower will not violate (i) any Borrower’s operating agreement or articles of organization; or (ii) any legal requirement affecting any Borrower or any of its properties; or (iii) any agreement to which any Borrower is bound or to which it is a party and will not result in or require the creation (except as provided in or contemplated by this Agreement) of any lien upon any of such properties.

( )            Binding Obligations. This Agreement and the other Loan Documents have been duly executed by each Borrower, and are legally valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

4.0           Compliance with Laws. Each Property consists of a legal and separate parcel or parcels under applicable Florida law and for tax assessment purposes. The Improvements were constructed in compliance with, and each Project presently complies fully with, all restrictive covenants and all applicable laws and regulations, including, without limitation, all building codes, environmental laws and the Americans With Disabilities Act (Public Law 101-336).

5.0           No Material Defaults. There exists no material violation of or material default by any Borrower and no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default with respect to (a) the terms of any instrument evidencing or securing any material indebtedness secured by any Project, (b) any material lease or other agreement affecting any Project to which any Borrower is a party, (c) any material license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority, or any determination or award of any arbitrator to which any Borrower or any Project may be bound, or (d) any mortgage, instrument, agreement or document by which any Borrower, or any of its properties is bound: (i) which involves any Loan Document, (ii) that might materially and adversely affect the ability of any Borrower to perform its obligations under any of the Loan Documents, any Swap Contracts or any other material instrument, agreement or document to which it is a party, or (iii) which might adversely affect the first priority of the liens created by this Agreement or any of the Loan Documents.

6.0           Litigation; Adverse Facts. No Borrower has knowledge of any action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of Borrower) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”), pending or, to the knowledge of Borrower, overtly threatened against or affecting any Borrower or any of its assets which could reasonably be expected to result in any material adverse change in the business, operations, assets (including the Projects) or condition (financial or otherwise) of any Borrower or would materially and adversely affect any Borrower’s ability to perform its obligations under the Loan Documents. No Borrower is (a) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect the business, operations, assets (including the Projects) or condition (financial or otherwise) of any Borrower, (b) subject to, or in default with respect to any other legal requirement that would have a materially adverse effect on the business, operations, assets (including the Projects) or condition (financial or otherwise) of any Borrower, or (c) in default with respect to any agreement to which any Borrower is a party or to which any

Borrower is bound. There is no Legal Action pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower questioning the validity or the enforceability of this Agreement or any of the other Loan Documents.

7.0           Title to Properties; Liens. Each Borrower has good and legal title to all properties and assets reflected in its most recent balance sheet delivered to Lender, except for assets disposed of in the ordinary course of business since the date of such balance sheet. Borrower is the sole owner of, and has good and marketable title to the fee interest in the Properties, and the Improvements and all other real property described in the Deeds of Trust, free from any adverse lien, security interest or encumbrance of any kind whatsoever, excepting only (a) liens and encumbrances shown on the Title Policies, (b) liens and security interests in favor of Lender, and (c) other matters which have been approved in writing by Lender.

8.0           Disclosure. There is no fact known to any Borrower that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of any Borrower that has not been disclosed in this Agreement or in other documents, certificates and written statements furnished to Lender in connection herewith.

9.0           Payment of Taxes. All tax returns and reports of any Borrower required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon any Borrower and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable.

10.0         Securities Activities. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined within Regulations G, T and U of the Board of Governors of the Federal Reserve System), and none of the value of any Borrower’s assets consists of such margin stock. No part of the Loan will be used to purchase or carry any margin stock or to extend credit to others for that purpose or for any other purpose that violates the provisions of Regulations U or X of said Board of Governors.

11.0         Government Regulations. No Borrower is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability in incur indebtedness for money borrowed.

12.0         Rights to Project Agreements, Permits and Licenses. Borrower is the true owner of all rights in and to all existing agreements, permits and licenses relating to the Projects, and will be the true owner of all rights in and to all future agreements, permits and licenses required to operate and relating to the Projects.

13.0         Access. All streets and easements necessary for the operation of the Projects are available to the boundaries of the Properties.

14.0         Use of Projects. The Improvements and the Properties, and their use as industrial facilities, comply fully with all applicable laws and restrictive covenants, including, without limitation, all zoning laws.

15.0         Financial Condition. The financial statements and all financial data previously delivered to Lender in connection with the Loan and/or relating to Borrower or Guarantor are true, correct and complete in all material respects. Such financial statements comply with the requirements of Section 10.8 of this Agreement and fairly present the financial position of the parties who are the subject thereof as of the date thereof. No material adverse change has occurred in such financial position, no borrowings have been made by any Borrower since the date thereof which are secured by, or might give rise to, a lien or claim against any Project, the proceeds of this Loan, or other assets of any Borrower.

16.0         Personal Property. Borrower is now and shall continue to be the sole owner of the personal property constituting part of the Collateral free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Lender.

17.0         No Condemnation. No condemnation proceedings or moratorium is pending or, to Borrower’s knowledge, threatened against any Project or any Property (or any portion thereof) which would materially impair the use, occupancy or full operation of any of the Projects in any manner whatsoever.

18.0         Other Loan Documents. Each of the representations and warranties of Borrower contained in any of the other Loan Documents is true and correct in all material respects. All of such representations and warranties are incorporated herein for the benefit of Lender.

19.0         Guarantor. Guarantor has full right, power and authority to execute, deliver and carry out the terms of the Guaranty and Environmental Indemnity and, when executed and delivered pursuant thereto, the Guaranty and the Environmental Indemnity will constitute the valid, binding and legal obligations of Guarantor, enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, moratorium and similar laws affecting creditors generally and to general principles of equity.

20.0         No Lease Defaults. There are no defaults by Borrower under any Lease, and to Borrower’s knowledge, there are no defaults by any tenant under any lease except as disclosed in a subordination, non-disturbance and attornment agreement delivered to Lender prior to the Closing Date.

21.0         Defects. To Borrower’s knowledge, there are no defects, facts or conditions affecting any Project which would make it unsuitable for its present use and operation as industrial buildings.

22.0         ERISA. As of the Closing Date and throughout the term of the Loan, (a) Borrower is not and will not be an “employee benefit plan” as defined in ERISA, and (b) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA.

23.0         Project Information. The information in Schedule 1.1(B) hereof with respect to each Project is correct.

ARTICLE X
COVENANTS OF BORROWER

1.0           Consideration. As an inducement to Lender to execute this Agreement and to make each disbursement of the Loan, Borrower hereby covenants as set forth in this Article X, which covenants shall remain in effect so long as the Note shall remain unpaid or any obligation of Borrower under any other Loan Documents or under any Swap Contracts remain outstanding or unperformed.

2.0           Existence. Each Borrower shall and shall cause Guarantor (if other than an individual) to continue to be validly existing under the laws of the jurisdiction of its organization.

3.0           Books and Records; Access by Lender. Borrower shall maintain a single, standard, modern system of accounting (including, without limitation, a single, complete and accurate set of books and records of its assets, business, financial condition, operations, property, prospects and results of operation in accordance with good accounting practice and on a GAAP basis). Borrower shall also maintain copies of all information and records regarding the development of the Projects, including, without limitation, plans, specifications, drawings, maps, contracts, subcontracts, correspondence, payment applications, draw requests, lien waivers, stop notices, and all other similar information. During business hours and upon reasonable advance written notice, Borrower will give representatives of Lender access to all assets, books, documents, property, and records of Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine and make excerpts from such books, documents and records.

4.0           No Encumbrances. Borrower will not permit any lien, levy, attachment or restraint to be made or filed against any Project, or any portion thereof, or permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of any Project or any portion thereof, except for lien claims filed or asserted against a Property or a Project which Borrower is actively contesting in good faith by appropriate proceedings and concerning which Borrower is in full compliance with the applicable provisions of the applicable Deed of Trust concerning such contested liens.

5.0           Compliance with Laws. Borrower shall comply with all applicable laws, statutes, regulations, codes and requirements, as amended from time to time (including, without limitation, all environmental laws, building, zoning and use laws, requirements, regulations and ordinances, the Americans With Disabilities Act), all CC&Rs and all obligations created by private contracts and leases which affect ownership, development, construction, equipping, fixturing, use or operation of any Project. If requested by Lender, Borrower shall deliver to Lender, promptly after receipt thereof, copies of all permits and approvals received from Governmental Authorities relating to the development, construction, use, occupancy or operation of any Project.

6.0           Personal Property. Borrower will not install materials, personal property, equipment or fixtures subject to any security agreement or other agreement or contract wherein the right is reserved to any person, firm or corporation to remove or repossess any such materials, equipment for fixtures, or whereby title to any of the same is not completely vested in Borrower at the time of installation, without Lender’s prior written consent.

7.0           Assessments. Borrower shall pay or discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon Borrower or its income or profits or upon any property (including the Projects) belonging to Borrower prior to the date upon which penalties attach thereto, and submit evidence satisfactory to Lender confirming the payment of all taxes assessments and charges against any Project.

8.0           Information and Statements. Borrower shall furnish to Lender:

( )            as soon as the same are available, and in any event within one hundred (100) days after the end of each semi-annual period (beginning each January 1 to June 30, and each July 1 to December 31), a copy of the current financial statements of Borrower and each Guarantor, prepared in accordance with generally accepted accounting principals consistently applied, which shall consist of (1) a balance sheet as of the end of the relevant fiscal period, (2) statements of income and expenses of Borrower and each Guarantor for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), (3) statements of income and expenses and changes in financial position of each Project for such fiscal period (together, in each case with comparable figures for the corresponding period of the previous fiscal year), and (4) cash flow statements of Borrower and each Guarantor (and financial statements for each such Guarantor shall be certified by an officer of Guarantor);

( )            copies of filed federal income tax returns of Borrower (on a consolidated basis, if applicable) and each Guarantor for each taxable year (with all K-1s and other forms and supporting schedules attached), within thirty (30) days after filing but in any event not later than one hundred twenty (120) days after the close of each taxable year (subject to extension);

( )            Intentionally Omitted.

( )            as soon as the same are available, and in any event within fifty (50) days after the end of each fiscal quarter, deliver to Lender a detailed rent roll and operating statement (including a current trailing 12-month operating statement for each Project as of the end of such quarter) for each of the Projects, in form and detail reasonably satisfactory to Lender, for the Projects for the preceding fiscal quarter; and

( )            such other information concerning Borrower, Guarantor, the Projects, and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower and Guarantor as Lender reasonably requests from time to time. In this regard, promptly upon request of Lender, Borrower shall deliver to Lender a complete list of all contractors, subcontractors, material suppliers, other vendors, artisans, and laborers performing work or services or providing materials or supplies for any Project.

9.0           Representations and Warranties . Until repayment of the Note and all other obligations secured by the Deeds of Trust, the representations and warranties of Article IX shall remain true and complete in all material respects.

10.0         Trade Names. Borrower shall immediately notify Lender in writing of any change in the legal, trade or fictitious business names used by any Borrower and shall, upon Lender’s request, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

11.0         Further Assurances. Borrower shall execute and deliver from time to time, promptly after any request therefor by Lender, any and all instruments, agreements and documents and shall take such other action as may be necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender’s security provided for herein and in the other Loan Documents, including, without limitation, the authorization of UCC-1 renewal statements, the execution of such amendments to the Deeds of Trust and the other Loan Documents and the delivery of such endorsements to the Title Company, all as Lender shall reasonably require, and Borrower shall pay all fees and expenses (including reasonable attorneys’ fees) related thereto. Promptly upon the request of Lender, Borrower shall execute and deliver a Certification of Non- Foreign Status.

12.0         Notice of Litigation. Borrower shall give, or cause to be given, prompt written notice to Lender of (a) any action or proceeding which is instituted by or against any Borrower or any Guarantor in any Federal or state court or before any commission or other regulatory body, Federal, state or local, foreign or domestic, or any such proceedings which are threatened against it, which, if adversely determined, would be likely to have a material and adverse effect upon any Borrower’s or any Guarantor’s (as applicable) business, operations, properties, assets, management, ownership or condition (financial or otherwise), (b) any other action, event or condition of any nature which may have a material and adverse effect upon any Borrower’s or any Guarantor’s (as applicable) business, operations, management, assets, properties, ownership or condition (financial or otherwise), or which, with notice or lapse of time or both, would constitute an Event of Default or a default under any other contract, instrument or agreement to which Borrower or Guarantor is a party to by or to which Borrower or Guarantor or any of their properties or assets may be bound or subject, and (c) any actions, proceedings or notices adversely affecting any Project or Lender’s interest therein by any zoning, building or other municipal officers, offices or departments having jurisdiction with respect to any Project.

13.0         Good Standing. Each Borrower shall maintain its good standing in Florida and preserve its existence and all rights and franchises material to its business and shall cause Guarantor (if other than an individual) to maintain and preserve its existence.

14.0         Hazardous Materials. Borrower will not use, and will not permit the use of, any Hazardous Substance (as defined in the Environmental Indemnity) in connection with the Projects.

15.0         Appraisals. If reasonably required by Lender (including in connection with Section 2.4) or if required by law, Lender shall have the right to order Appraisals of the Projects from time to time from an appraiser selected by Lender, which Appraisals shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Lender in all material respects. Borrower agrees to pay the cost and expense for all Appraisals and reviews thereof ordered by Lender pursuant to this paragraph.

16.0         Government Regulation. No Borrower shall (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to any Borrower or from otherwise conducting business with any Borrower, or (b) fail to provide documentary and other evidence of each Borrower’s identity as may be requested by Lender at any time to enable Lender to verify each Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

17.0         Negative Covenants. Borrower shall not, without the prior written consent of Lender in Lender’s sole and absolute discretion, do or permit to be done any of the following:

( )            Indebtedness. Without the prior written consent of Lender, Borrower shall not incur or become liable for any Indebtedness, whether secured or unsecured, in favor of any Person, other than:

(0)           the Loan;

(0)           trade debt incurred in the ordinary course of each Borrower’s business and paid in the ordinary course of each Borrower’s business and in any event in not more than sixty (60) days; and

(0)           obligations under Swap Contracts permitted under Section 12.27 hereof.

( )            Liens and Encumbrances. No Borrower shall create, incur or suffer to exist any lien or encumbrance in, of or on any of the property of such Borrower except for Permitted Exceptions.

( )            Fundamental Changes. Borrower shall not, and Borrower shall not permit Guarantor to, dissolve or liquidate or become a party to any merger or consolidation.

( )            Distributions. No Borrower shall declare or pay any distributions or redeem, repurchase or otherwise acquire or retire any of its capital stock or other ownership interest at any time outstanding, except that, for so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, each Borrower may make distributions to its members so long as after giving effect to any such distribution no Event of Default or Unmatured Event of Default shall have occurred.

( )            Affiliates. No Borrower shall enter into any transaction (including the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate of any Borrower except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arms-length transaction.

( )            Amendments to Organizational Documents. Without the prior written consent of Lender, no Borrower shall allow any amendments to be made in the terms of any Borrower’s organizational documents, other than such amendments as have been provided to and approved by Lender prior to the Closing Date.

( )            No Other Business. No Borrower shall engage in any business other than the ownership, management, and operation of the Projects and Borrower will conduct and operate its business as presently conducted and operated.

( )            No Commingling. Borrower will not commingle its funds and other assets with those of any Borrower, any Affiliate, Guarantor, any of Borrower’s members, managers, partners or shareholders or any other Person.

( )            Changes. Borrower will not change or in any manner cause or seek a change in any laws, requirements of Governmental Authorities or obligations created by private contracts and leases which now or hereafter may significantly adversely affect the ownership, use or operation of any Project, without the prior written consent of Lender.

( )            Change in Ownership. Borrower will not suffer to occur or exist, whether occurring voluntarily or involuntarily, any change in, or lien or encumbrance with respect to the legal or beneficial ownership of any interest in Borrower, any member in Borrower or any other direct or indirect ownership interest in Borrower or the members in Borrower.

( )            Leases. Except as provided below, Borrower shall not enter into, amend or modify any lease covering any portion of the Projects without Lender’s prior written consent, in Lender’s sole discretion, and shall furnish to Lender, upon execution, a fully executed copy of each such lease entered into by Borrower, together with all exhibits and attachments thereto and all amendments and modifications thereof. Borrower shall provide Lender with a copy of each proposed lease and with financial information on the proposed tenant to aid Lender in determining whether it will consent thereto. Lender may declare each such lease to be prior or subordinate to the applicable Deed of Trust, at Lender’s sole option. Borrower shall provide to Lender a status report on the Projects, showing the names of all lessees, the areas leased, the major terms of all leases, and all letters of intent or agreements to lease within thirty (30) days after Lender’s request. Notwithstanding the first sentence of this subsection (k), with respect to all Leases meeting the leasing criteria specified for the applicable Project in Exhibit D attached hereto, Borrower shall not be obligated to obtain Lender’s prior written consent so long as such lease is on a lease form approved by Lender (with any material modifications thereto also having been approved by Lender), the rents payable under such Lease are market rents and such Lease is otherwise on market terms.

( )            Property Management. Borrower shall not terminate, replace or appoint any property manager or terminate or amend the property management agreement for the Projects without Lender’s prior written approval, which approval shall not be unreasonably withheld. Any change in ownership or control of the property manager shall be cause for Lender to re approve such property manager and property management agreement. Each property manager shall hold and maintain all necessary licenses, certifications and permits required by law. Borrower shall fully perform all of its covenants, agreements and obligations under the property management agreement.

18.0         [Intentionally Deleted.]

19.0         Tenant Estoppels and SNDAs. Prior to the Closing Date, Borrower shall deliver to Lender tenant estoppel certificates from 85% of the tenants under Leases of the Projects, in form and substance satisfactory to Lender. Within 60 days of closing, Borrower shall deliver to Lender tenant estoppel certificates and Subordination, Non-Disturbance and Attornment Agreements, in form and substance acceptable to Lender, for the tenants listed in Exhibit E attached hereto.

20.0         Environmental Covenants. Prior to the Closing Date, Borrower shall submit evidence acceptable to Lender (including a waste manifest or re-inspection by the applicable environmental engineer) that the four 55-gallon drums located on the Progress Way Project (as more particularly described in the Progress Way Phase I Environmental Site Assessment) have been removed from the Progress Way Project and have been disposed of in accordance with all applicable laws and regulations. Within 60 days of the Closing Date, Borrower shall submit evidence acceptable to Lender that (i) secondary containment has been installed around all on-site drums located at the Winter Garden Project or the storage of such drums is currently in full compliance with all applicable laws and regulations, (ii) all mold-affected materials located on the Progress Way Project (as more particularly described in the Progress Way Phase I Environmental Site Assessment) have been removed and/or replaced in accordance with all applicable laws and regulations, (iii) secondary containment has been installed around all on-site drums at the Hanging Moss Project or the storage of such drums is currently in full compliance with all applicable laws and regulations, and (iv) secondary containment has been installed around all on-site drums at the Goldenrod Project or the storage of such drums is currently in full compliance with all applicable laws and regulations.

21.0         Payment of Remargin Amount. Borrower shall from time to time pay to Lender, on demand by Lender, the Remargin Amount (as defined in the Guaranty).

ARTICLE XI
EVENTS OF DEFAULT AND REMEDIES

1.0           Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

( )            Failure of Borrower to pay any amounts of principal or interest due pursuant to this Agreement, the Note or the Loan Documents within ten (10) days after the date such amount is due.

( )            Failure by Borrower or Guarantor to pay any amount (other than principal or interest) when due under this Agreement or any other Loan Document and the expiration of ten (10) days after written notice of such failure by Lender to Borrower.

( )            Failure by Borrower, Guarantor or any other Person referred to therein to comply with any of the provisions of Article VII or Sections 10.2, 10.4, 10.16, 10.17(b), (c), (d) and (j) or 12.27.

( )            Failure by Borrower or Guarantor to perform any other obligation, or to comply with any term or condition, applicable to Borrower or Guarantor under any Loan Document that is not referred to in another Section of this Section 11.1 and the expiration of thirty (30) days after written notice of such failure by Lender to Borrower.

( )            Any representation or warranty by Borrower or Guarantor in any Loan Document is materially false, incorrect or misleading as of the date made or renewed.

( )            The occurrence of any event (including, without limitation, a change in the financial condition, business, or operations of Borrower or Guarantor for any reason whatsoever) that materially and adversely affects the ability of Borrower or Guarantor to perform any of its obligations under the Loan Documents or under any Swap Contracts.

( )            Borrower or Guarantor (i) is unable or admits in writing any Borrower’s or any Guarantor’s inability to pay its monetary obligations as they become due, (ii) fails to pay when due any monetary obligation, whether such obligation be direct or contingent, to any person in excess of $50,000 (provided this shall not be an Event of Default so long as Borrower or Guarantor, as applicable, is contesting by appropriate proceedings in good faith and with reasonable diligence the validity of the monetary obligation, and provided further that such proceedings operate to prevent the collection of, or other realization upon, such monetary obligations and prevent the enforcement of any liens against any of the Projects or Lender and Borrower or Guarantor, as applicable, provides assurances satisfactory to Lender that it has the ability to pay such monetary obligation in the event Borrower or Guarantor, as applicable, is unsuccessful in its contest), (iii) makes a general assignment for the benefit of creditors, or (iv) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for any Borrower or any Guarantor or the property of any Borrower or any Guarantor or any part thereof, or in the absence of such application, consent, or acquiescence a trustee, receiver, or other custodian is appointed for any Borrower or any Guarantor or the property of any Borrower or any Guarantor or any part thereof, and such appointment is not discharged within sixty (60) days.

( )            Commencement of any case under the Bankruptcy Code, Title 11 of the United State Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by any Borrower or any Guarantor.

( )            If a receiver, trustee or similar officer shall be appointed for any Borrower or any Guarantor or for all or any substantial part of the property of any Borrower or any Guarantor without the application or consent of Borrower or Guarantor and such appointment shall continue undischarged for a period of sixty (60) days (whether or not consecutive); or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application, or otherwise) against any Borrower or any Guarantor and shall remain undismissed for a period of sixty (60) days (whether or not consecutive).

( )            Any litigation or proceeding is commenced before any Governmental Authority against or affecting any Borrower or the property of any Borrower or any part thereof and such litigation or proceeding is not defended diligently and in good faith by Borrower. Any litigation or proceeding is commenced before any Governmental Authority against or affecting any Guarantor which if decided against any Guarantor would materially adversely affect the Projects or any Guarantor’s ability to perform its obligations under the Guaranty or the Environmental Indemnity, and such litigation or proceeding is not defended diligently and in good faith by Guarantor.

( )            A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) entered against any Borrower or any Guarantor by any Government Authority, which together with the aggregate amount of all other such judgments and decrees against Borrower or Guarantor that remain unpaid or that have not been discharged or stayed, exceeds $50,000.00, is not paid and discharged or stayed within thirty (30) days after the entry thereof.

( )            Commencement of any action or proceeding which seeks as one of its remedies the dissolution of any Borrower.

( )            All or any part of the property of any Borrower, or all or any part of the property of any Guarantor valued in excess of $500,000 in the aggregate, is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within thirty (30) days of the date thereof.

( )            The occurrence of any Accelerating Transfer (as defined in the Deeds of Trust), unless Lender has consented to such Accelerating Transfer in its sole and absolute discretion, as more particularly provided in the Deeds of Trust.

( )            The occurrence of any Event of Default, as such term is defined in any other Loan Document, after taking into account applicable cure periods.

( )            (i) A default shall occur in the payment when due (after giving effect to any applicable notice and grace periods), whether by acceleration or otherwise, with respect to indebtedness of any Borrower or any Guarantor in an aggregate amount exceeding $50,000; or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to indebtedness in an aggregate amount exceeding $50,000 if the effect of such default described in this clause (ii) is to permit the acceleration of the maturity of such indebtedness.

( )            Any Borrower, any Guarantor or any Person on behalf of Borrower or Guarantor shall claim or assert that the Loan Documents are not legal, valid and binding agreements enforceable against Borrower or Guarantor in accordance with their respective terms; or the Loan Documents shall in any way be terminated (except in accordance with their terms) or become or be judicially declared ineffective or inoperative or shall in any way cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.

( )            Any Governmental Authorities take or institute action, which in the reasonable opinion of Lender, will adversely affect any Borrower’s or any Guarantor’s ability to repay the Loan or which will materially affect any Borrower’s or any Guarantor’s condition or operations, if such action remains effective for more than thirty (30) days.

( )            Lender fails to have a legal, valid, binding, and enforceable first priority lien acceptable to Lender (subject to Permitted Exceptions) on each Property, Improvements and all other collateral.

( )            Failure of Guarantor to perform or comply with any financial covenant or agreement contained in the Guaranty or Environmental Indemnity which remains uncured for thirty (30) days after written notice of such failure by Lender to Guarantor; provided, however, if such Guaranty or Environmental Indemnity expressly provides for a different cure period, the cure period expressly set forth therein shall control.

( )            Failure of Borrower or Guarantor to pay any “Remargin Amount” as set forth in the Guaranty within 15 days of demand for payment.

2.0           Remedies.

( )            Notwithstanding any provision to the contrary herein or any of the other Loan Documents, upon the happening of any Event of Default under this Agreement, or upon an Event of Default under any of the other Loan Documents: (i) Lender’s obligation to make further advances of the Loan shall be suspended, and (ii) if the Event of Default shall not be cured within the applicable notice and cure periods, then Lender shall, at its option, have the remedies provided in the Loan Document breached by Borrower, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable without presentment, demand, protest or notice of any kind, and the following remedies: Lender’s obligation to make further disbursements to Borrower shall terminate; Lender may, at its option, apply any of Borrower’s funds in its possession to the outstanding indebtedness under the Note whether or not such indebtedness is then due; and Lender may exercise all rights and remedies available to it under any or all of the Loan Documents and under applicable law and in equity. All sums expended by Lender for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Deeds of Trust on the Properties.

( )            Effective from and after the occurrence of an Event of Default, Borrower hereby constitutes and appoints Lender, or an independent contractor selected by Lender, as its true and lawful attorney-in-fact with full power of substitution for the performance of each Borrower’s obligations under this Agreement in the name of Borrower, and hereby empower said attorney-in-fact to do any or all of the following upon the occurrence of an Event of Default:

(0)           to employ attorneys to defend against attempts to interfere with the exercise of power granted hereby;

(0)           to pay, settle or compromise all existing bills and claims which are or may be liens against the Properties, the Improvements or the Projects;

(0)           to execute all applications and certificates in the name of Borrower, which may be required by any other contract;

(0)           to prosecute and defend all actions or proceedings in connection with the Projects and to take such action, require such performance and do any and every other act as is deemed necessary with respect to the operation of the Projects which any Borrower might do on its own behalf;

(0)           to let new or additional contracts to the extent not prohibited by their existing contracts; and

(0)           to take such action and require such performance as it deems necessary under any of the bonds or insurance policies to be furnished hereunder, to make settlements and compromises with the sureties or insurers thereunder, and in connection therewith to execute instruments of release and satisfaction.

It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until repayment of the Loan and performance of all other obligations under the Loan Documents or any Swap Contracts entered into pursuant to Section 12.27 hereof.

ARTICLE XII
MISCELLANEOUS

1.0           Assignment. Borrower shall not assign any of its rights under this Agreement without the prior written consent of Lender, which may be granted or withheld in the sole and absolute discretion of Lender.

2.0           Notices. Any notice required or permitted to be given under this Agreement or under the Loan Documents shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy or electronic mail (provided that for both telecopy and electronic mail delivery, an identical notice is also sent simultaneously by mail, overnight courier or personal delivery as otherwise provided in this Section 12.2). All such notices shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

If to Lender:	Wachovia Bank, N.A. Real Estate Financial Services 15750 Alton Parkway Irvine, California 92618 Attn: Angela Okino

If to Borrower:

COP-Monroe, LLC,
COP-Carter, LLC,
COP-Hanging Moss, LLC
COP-Goldenrod, LLC

c/o Cornerstone Operating Partnership, L.P.

1920 Main Street, Suite 400
Irvine, CA  92614
Phone:  (949) 263-4340
Fax:  (949) 250-0592

Attn: Dominic Petrucci

Any notice so addressed and sent by United States mail or overnight courier shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee. Any notice so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 12.2. If given by electronic mail, a notice shall be deemed given and received when the electronic mail is transmitted to the recipient’s electronic mail address specified above and electronic confirmation of receipt (either by reply from the recipient or by automated response to a request for delivery receipt) is received by the sending party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier or personal delivery as otherwise provided in this Section 12.2. Except for telecopy and electronic mail notices sent as expressly described above, no notice hereunder shall be effective if sent or delivered by electronic means. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

3.0           Authority to File Notices. Borrower irrevocably appoints Lender at its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender considers necessary or desirable to protect its security.

4.0           Inconsistencies with the Loan Documents. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

5.0           No Waiver. No disbursement of proceeds of the Loan shall constitute a waiver of any conditions to Lender’s obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to constitute a default under this Agreement.

6.0           Lender Approval of Instruments and Parties. All proceedings taken in accordance with transactions provided for herein; all surveys, appraisals and documents required or contemplated by this Agreement and the persons responsible for the execution and preparation thereof; shall be satisfactory to and subject to approval by Lender. Lender’s counsel shall be provided with copies of all documents which they may reasonably request in connection with the Agreement.

7.0           Lender Determination of Facts. Lender shall at all times be free to establish independently, to its satisfaction, the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement.

8.0           Incorporation of Preamble, Recitals and Exhibits. The preamble, recitals and exhibits hereto are hereby incorporated in to this Agreement.

9.0           Third-Party Consultants. Lender may hire such third-party consultants as it deems necessary, the reasonable costs of which shall be paid by Borrower, to provide the following services: (a) perform environmental assessments; (b) to provide Appraisals; and (c) perform such other services as may, from time to time, be required by Lender. This obligation on the part of Borrower shall survive the closing of the Loan and the repayment thereof.

10.0         Payment of Expenses, Indemnification.

( )            Borrower shall pay all taxes and assessments and all expenses, charges, costs and fees provided for in this Agreement or relating to the Loan or any Project, including, without limitation, any fees incurred for recording or filing any of the Loan Documents, title insurance premiums and charges, tax service contract fees, fees of any consultants, Lender’s processing and closing fees, Lender’s inspection fees, reasonable fees and expenses of Lender’s counsel (and any counsel to any assignee of Lender to which the Loan Documents are pledged as security), printing, photostating and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds and fees for any appraisal, appraisal review, market or feasibility study required by Lender. Borrower hereby authorizes Lender to disburse the proceeds of the Loan to pay such expenses, charges, costs and fees notwithstanding that Borrower may not have requested a disbursement of such amount. Such disbursement shall be added to the outstanding principal balance of the Note. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such disbursements. However, the provision of this Section 12.10 shall not prevent Borrower from paying such expense, charges, costs and fees from its own funds. All such expenses, charges, costs and fees shall be Borrower’s obligation regardless of whether or not Borrower has requested and met the conditions for a disbursement of the Loan.

( )            Borrower shall indemnify Lender (and its successors and assigns) and any participating or syndicating lenders relating to the Loan (herein referred to as an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any Guarantor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

( )            The obligations on the part of Borrower under this Section 12.10 shall survive the closing of the Loan and the repayment thereof.

11.0         Disclaimer by Lender. Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with any Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrowers or others or against any Property or any Project. Borrower is not and shall not be an agent of Lender for any purpose. Lender is not a joint venture partner with Borrower in any manner whatsoever. Prior to default by Borrower under this Agreement and the exercise of remedies granted herein, Lender shall not be deemed to be in privity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor, subcontractor, or provider of services be deemed to create any third party beneficiary status or recognition of same by Lender. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

12.0         [Intentionally Deleted].

13.0         Titles and Headings. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

14.0         Brokers. Borrower and Lender represent to each other that neither of them knows of any brokerage commissions or finders’ fee due or claimed with respect to the transaction contemplated hereby. Borrower and Lender shall indemnify and hold harmless the other party from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

15.0         Change, Discharge, Termination, or Waiver. No provision of this Agreement may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Lender to exercise and no delay by Lender in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

16.0         CHOICE OF LAW. THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

17.0         Disbursements in Excess of Loan Amount. In the event the total disbursements by Lender exceed the amount of the Loan the total of all disbursements shall be secured by the Deeds of Trust. All other sums expended by Lender pursuant to this Agreement or any other Loan Documents shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Deeds of Trust.

18.0         Participations. Lender shall have the right at any time to sell, assign, transfer, negotiate, syndicate or grant participations in all or any part of the Loan or the Note to one or more participants or other Lenders.

19.0         Submission to Jurisdiction; Waiver of Venue; Service of Process.

( )            BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN ANY FLORIDA COUNTY IN WHICH ANY OF THE PROPERTIES ARE LOCATED AND ORANGE COUNTY, CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

( )            BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

( )            EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

20.0         Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

21.0         Time is of the Essence. Time is of the essence of this Agreement.

22.0         Attorneys’ Fees. Borrower shall promptly pay to Lender from Borrower’s own funds or from the proceeds of the Loan, upon demand, with interest thereon from the date of demand at the default interest rate, attorneys’ fees and all costs and other expenses paid or incurred by Lender in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement, any of the other Loan Documents or under any Swap Contracts, and payment thereof shall be secured by the Deeds of Trust. If at any time Borrower fails, refuses or neglects to do any of the things herein provided to be done by Borrower, Lender shall have the right, but not the obligation, to do the same but at the expense and for the account of Borrower. The amount of any monies so expended or obligations so incurred by Lender, together with interest thereon at the default interest rate, shall be repaid to Lender forthwith upon written demand therefor and payment thereof shall be secured by the Deeds of Trust.

23.0         Signs. Through the term of the Loan, Lender shall have the right to erect one or more signs on any Project indicating its provision of financing for the Projects, and Lender shall also have the right to publicize its financing of the Projects as Lender may deem appropriate.

24.0         Waiver Of Jury Trial. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). BORROWER AND LENDER (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGE THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

25.0         WAIVER OF SPECIAL DAMAGES. BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT BORROWER MAY HAVE TO CLAIM OR RECOVER FROM LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

26.0         USA Patriot Act Notification. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and, if Borrower is not an individual, Lender will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

27.0         Swap Contracts. Borrower may enter into Swap Contracts with Lender (or its Affiliates), or with another financial institution acceptable to Lender, for the purpose of hedging and protecting against interest rate fluctuation risks with respect to the Loan, on such terms and conditions as are mutually approved by Borrower and Lender (or its Affiliates). So long as any Deed of Trust encumbers any Project and the Swap Contract has been provided by Lender (or its Affiliates) in connection with the Loan, Borrower’s obligations (including any payment obligations) with respect to any such Swap Contract shall be secured by the Deeds of Trust and any other Collateral, and any default by Borrower under any such Swap Contract shall, at the discretion of Lender, constitute an Event of Default under this Agreement. All Swap Contracts, if any, between Borrower and Lender (or its Affiliates) are independent Agreements governed by the written provisions of the Swap Contracts, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of any Notes or other Loan Documents, except as otherwise expressly provided in the written Swap Contracts, and any payoff statement from Lender relating to the Note shall not apply to the Swap Contracts except as otherwise expressly provided in such payoff statement. By its respective signature below, each Borrower waives any right under California Civil Code Section 2954.10 (to the extent applicable) or otherwise to prepay the Loan, in whole or in part, without payment of any and all amounts specified or required under the terms of any Swap Contracts (the “Indemnified Amounts”). Borrower acknowledges that prepayment of the Loan may result in Lender (or its Affiliates) incurring additional losses, costs, expenses and liabilities, including lost revenues and lost profits in connection with the Swap Contract or otherwise. Borrower therefore agrees to pay any and all Indemnified Amounts if the Loan is prepaid, whether voluntarily or by reason of acceleration, including acceleration upon any transfer or conveyance of any right, title or interest in any of the Properties giving Lender the right to accelerate the maturity of the Loan as provided in the Loan Documents. Borrower agrees that Lender’s willingness to offer the Loan to Borrower is sufficient and independent consideration, given individual weight by Borrower, for this waiver. Borrower understands that Lender would not offer the Loan to Borrower absent this waiver. Notwithstanding anything to the contrary contained in this Agreement, any obligations of Borrower under any Swap Contracts owed to Wachovia Bank, N.A. (or any of its Affiliates) shall, at Wachovia Bank, N.A.’s (or its Affiliates’) discretion, be secured pari passu with any and all indebtedness and obligations of Borrower secured pursuant to the Loan Documents.

28.0         Joint Borrower Provisions. Each Borrower acknowledges and agrees that it shall be jointly and severally liable for the Loan and all other Obligations arising under this Agreement and/or any of the other Loan Documents. In furtherance thereof, each Borrower acknowledges and agrees as follows:

( )            For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

( )            To induce the Lender to make the Loan, and in consideration thereof, each Borrower hereby agrees to indemnify the Lender and any other Indemnitees against, and hold the Lender and the other Indemnitees harmless from, any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against the Lender by any Borrower or by any other Person arising from or incurred by reason of (i) reliance by the Lender on any requests or instructions from any Borrower, or (ii) any other action taken by the Lender in good faith with respect to this Agreement or the other Loan Documents.

( )            Each Borrower acknowledges that the liens and security interests created or granted herein and by the other Loan Documents will secure Obligations of all Borrowers under the Loan Documents and, in full recognition of that fact, each Borrower consents and agrees that the Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof or of any other Loan Document:

(0)           agree with any Borrowers to supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(0)           agree with any Borrowers to supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(0)           accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

(0)           accept partial payments on the Obligations;

(0)           receive and hold additional security or guaranties for the Obligations or any part thereof;

(0)           release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security for or guaranties of the Obligations, and apply any security and direct the order or manner of sale thereof as Lender, in its sole and absolute discretion may determine;

(0)           release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof;

(0)           settle, release on terms satisfactory to the Lender or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any such security and bid and purchase at any sale; and

(0)           consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the obligations of such Borrower or other Person, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing existence of any lien or security interest hereunder, under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

( )            Upon the occurrence of and during the continuance of any Event of Default, the Lender may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security the Lender at any time may have or hold in connection with the Obligations, and in collecting on the Loan it shall not be necessary for the Lender to marshal assets in favor of any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each Borrower expressly waives any right to require the Lender, in connection with the Lender’s efforts to obtain repayment of the Loan and other Obligations, to marshal assets in favor of any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that the Lender may proceed against any Persons and/or collateral in such order as it shall determine in its sole and absolute discretion in connection with the Lender’s efforts to obtain repayment of the Loan and other Obligations. Lender may file a separate action or actions against each Borrower to enforce the Obligations, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that Lender, each Borrower and/or any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. The rights of the Lender hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Lender as a result of the bankruptcy, insolvency or reorganization of any Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective even though the any or all Obligations, or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any other Person and whether or not any Borrower or any other Person shall have any personal liability with respect thereto. Each Borrower expressly waives any and all defenses to the enforcement of its obligations under the Loan Documents now or hereafter arising or asserted by reason of (i) any disability or other defense of any Borrower or any other

Person with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full and final payment and performance of all Obligations), (iv) any failure of the Lender to marshal assets in favor of any of the Borrowers or any other Person, (v) any failure of the Lender to give notice of sale or other disposition of any Collateral for the Obligations to any Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition, (vi) any failure of the Lender to comply in any non-material respect with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Obligation, (vii) any act or omission of the Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or of any other Person or of any of the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (ix) any failure of the Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (x) the election by the Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code except to extent otherwise provided in this Agreement, (xii) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (xiv) the avoidance of any lien or security interest in favor of the Lender securing the Obligations for any reason, or (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding. Without in any way limiting the foregoing, with respect to the Loan Documents and the Obligations, each Borrower: (A) waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for Borrowers’ obligations, has destroyed each of their rights of subrogation and reimbursement against the other by the operation of applicable law; and (B) waives any right to a fair value hearing or similar proceeding following a nonjudicial foreclosure of the Obligations to the maximum extent permitted by applicable law.

( )            The Borrowers represent and warrant to the Lender that they have established adequate means of obtaining from each other, on a continuing basis, financial and other information pertaining to their respective businesses, operations and condition (financial and otherwise) and their respective properties, and each now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other and their respective properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Lender to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the other Borrowers or the other Borrowers’ properties, whether now known or hereafter known by the Lender during the life of this Agreement. With respect to any of the Obligations, the Lender need not inquire into the powers of any Borrower or the officers, employees or other Persons acting or purporting to act on such Borrower’s behalf.

( )            Without limiting the foregoing, or anything else contained in this Agreement, each Borrower waives all rights and defenses that it may have because the Obligations are secured by real property. This means, among other things:

(0)           The Lender may collect on the Obligations from any Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower; and

(0)           If the Lender forecloses on any real property collateral pledged by any Borrower for the Obligations:  (A) the amount of the indebtedness owed by the other Borrowers may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Lender may collect from any Borrower even if the Lender, by foreclosing on the real property collateral, has destroyed any right any Borrower may have to collect from the other Borrowers.

( )            This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property. Each Borrower expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property collateral provided by the other Borrowers to secure the Obligations and failure to receive any such notice shall not impair or affect such Borrower’s obligations hereunder or the enforceability of this Agreement or the other Loan Documents or any liens created or granted hereby or thereby.

( )            Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, with respect to the Loan and all other Obligations, each Borrower hereby waives with respect to the other Borrowers and their successors and assigns (including any surety) and any other Person any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff, to any other rights and defenses available to it under applicable law, or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which each of them may have or hereafter acquire against the other or any other Person in connection with or as a result of such Borrower’s execution, delivery and/or performance of this Agreement or any other Loan Document to which it is a party until the Obligations are paid and performed in full. Each Borrower agrees that it shall not have or assert any such rights against any other Borrower or any other Borrower’s successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Borrower by any other Borrower (as borrower or in any other capacity) or any other Person until the all Obligations are paid and performed in full. Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit the Lender and shall not limit or otherwise affect any Borrower’s liability under this Agreement or any other Loan Document to which it is a party, or the enforceability hereof or thereof.

( )            Each Borrower warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which each otherwise may have against the other, against the Lender or others, or against any collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

ARTICLE XIII
EXHIBITS

The following exhibits to this Agreement are fully incorporated herein as if set forth at length:

Exhibit A-1 through A-4 - Property Descriptions

Exhibit B - Budget

Exhibit C - Closing Requirements

Exhibit D – Leasing Criteria

Exhibit E – Required Tenant Estoppels and SNDAs

Schedule 1.1(B)

[Signatures Appear on Following Page.]

IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed and delivered as of the date first above written.

“Lender”

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By:
Name:
Title:

“Borrower”

COP-MONROE, LLC, a Florida limited liability company

By:	COP–ORL ONE, LLC, a Florida limited liability company, its Manager

By:	Cornerstone Operating Partnership, L.P., a Delaware limited partnership, its Manager

	By:	CORNERSTONE CORE PROPERTIES REIT, INC.,
a Maryland corporation, its general partner

		By:	/s/ Dominic J. Petrucci
		Name:	Dominic J. Petrucci
		Title:	COO

Employer Identification No. 06-1828764

COP-CARTER, LLC, a Florida limited liability company

By:	COP–ORL ONE, LLC, a Florida limited liability company, its Manager

By:	Cornerstone Operating Partnership, L.P., a Delaware limited partnership, its Manager

	By:	CORNERSTONE CORE PROPERTIES REIT, INC.,
a Maryland corporation, its general partner

		By:	/s/ Dominic J. Petrucci
		Name:	Dominic J. Petrucci
		Title:	COO

Employer Identification No. 06-1828761

COP-HANGING MOSS, LLC, a Florida limited liability company

By:	COP–ORL ONE, LLC, a Florida limited liability company, its Manager

	By:	Cornerstone Operating Partnership, L.P., a Delaware limited partnership, its Manager

		By:	CORNERSTONE CORE PROPERTIES REIT, INC.,
a Maryland corporation, its general partner

			By:	/s/ Dominic J. Petrucci
			Name:	Dominic J. Petrucci
			Title:	COO

Employer Identification No. 06-1828763

COP-GOLDENROD, LLC, a Florida limited liability company

By:	COP–ORL ONE, LLC, a Florida limited liability company, its Manager

	By:	Cornerstone Operating Partnership, L.P., a Delaware limited partnership, its Manager

		By:	CORNERSTONE CORE PROPERTIES REIT, INC.,
a Maryland corporation, its general partner

			By:	/s/ Dominic J. Petrucci
			Name:	Dominic J. Petrucci
			Title:	COO

Employer Identification No. 06-1828762

EXHIBIT A-1

GOLDENROD PROPERTY DESCRIPTION

That certain real property located in the County of Orange, State of Florida, more particularly described as follows:

The North 1/4 of the Southeast 1/4 of the Northwest 1/4 of Section 23, Township 22 South, Range 30 East, Orange County, Florida, LESS that part on the Eastern boundary taken for Right-of-Way for State Road 15A.

Together with that perpetual non-exclusive drainage easement as set forth in that instrument recorded in Official Records Book 7889, Page 911, of the Public Records of Orange County, Florida.

EXHIBIT A-2

HANGING MOSS PROPERTY DESCRIPTION

That certain real property located in the County of Orange, State of Florida, more particularly described as follows:

A portion of Section 15, Township 22 South, Range 30 East, Orange County, Florida, being more particularly described as follows:

Parcel 1:

Commencing at the intersection of the Easterly right of way line of State Road No. 436 and the North line of the South 1/2 of the Northwest 1/4 of Section 15, Township 22 South, Range 30 East, Orange County, Florida; thence run South 27 degrees 02 minutes 11 seconds West, along said Easterly right of way line for a distance of 67.16 feet to the Southerly right of way line of Hanging Moss Road; thence run South 89 degrees 39 minutes 28 seconds East along said Southerly right of way line, for a distance of 630.19 feet to the Point of Beginning; thence continue South 89 degrees 39 minutes 28 seconds East, along said Southerly right of way line, for a distance of 578.16 feet; thence departing said Southerly right of way line, run South 00 degrees 20 minutes 32 seconds West, for a distance of 485.00 feet; thence run North 89 degrees 39 minutes 28 seconds West, for a distance of 188.21 feet; thence run South 00 degrees 00 minutes 38 seconds East, for a distance of 759.59 feet to the South line of the Northwest 1/4 of said Section 15; thence run North 89 degrees 48 minutes 59 seconds West, along the said South line of the Northwest 1/4 of said Section 15, for a distance of 283.00 feet; thence departing said South line of the Northwest 1/4 of Section 15, run North 00 degrees 00 minutes 38 seconds West, for a distance of 760.38 feet; thence run North 89 degrees 39 minutes 28 seconds West, for a distance of 98.34 feet; thence run North 00 degrees 21 minutes 53 seconds East, for a distance of 241.82 feet; thence run North 89 degrees 38 minutes 07 seconds West, for a distance of 8.69 feet; thence run North 00 degrees 20 minutes 29 seconds East, for a distance of 243.18 feet to the Point of Beginning.

LESS AND EXCEPT that portion conveyed in that certain Quit Claim Deed recorded in Official Records Book 7211, Page 170, described as follows:

A portion of Section 15, Township 22 South, Range 30 East, Orange County, Florida, being more particularly described as follows:

Commencing at the intersection of the Easterly right of way line of State Road No. 436 and the North line of the South 1/2 of the Northwest 1/4 of Section 15, Township 22 South, Range 30 East, Orange County, Florida; thence run South 27 degrees 02 minutes 11 seconds West, along said Easterly right of way line for a distance of 67.16 feet to the Southerly right of way line of Hanging Moss Road; thence run South 89 degrees 39 minutes 28 seconds East along said Southerly right of way line, for a distance of 630.19 feet to the Point of Beginning; thence continue South 89 degrees 39 minutes 28 seconds East, along said Southerly right of way line, for a distance of 578.16 feet; thence departing said Southerly right of way line, run South

A-2-1

00 degrees 20 minutes 32 seconds West, for a distance of 485.00 feet; thence run North 89 degrees 39 minutes 28 seconds West, for a distance of 188.21 feet; thence run South 00 degrees 00 minutes 38 seconds East for a distance of 125.45 feet to the Point of Beginning; thence run South 00 degrees 00 minutes 38 seconds East for a distance of 634.14 feet to the South line of the Northwest 1/4 of said Section 15; thence run North 89 degrees 48 minutes 59 seconds West, along said South line of the Northwest 1/4 of Section 15, for a distance of 283.00 feet; thence departing said South line of the Northwest 1/4 of Section 15, run North 00 degrees 00 minutes 38 seconds West, for a distance of 615.97 feet; thence run North 67 degrees 30 minutes 06 seconds East for a distance of 82.52 feet; thence run South 20 degrees 51 minutes 40 seconds East for a distance of 46.32 feet; thence run North 51 degrees 58 minutes 42 seconds East for a distance of 37.09 feet; thence run South 86 degrees 38 minutes 49 seconds East for a distance of 102.33 feet; thence run North 78 degrees 22 minutes 28 seconds East for a distance of 60.13 feet to aforesaid Point of Beginning.

Parcel 2:

Together with a non-exclusive easement for the benefit of Parcel 1 as created by that certain Reservation of Overflow Drainage Easement dated November 23, 2003 and recorded November 26, 2003 in Official Records Book 7211, Page 173, of the Public Records of Orange County, Florida, for the purpose of overflow drainage, over, under and across lands described therein.

A-2-2

EXHIBIT A-3

PROGRESS WAY PROPERTY DESCRIPTION

That certain real property located in the County of Seminole, State of Florida, more particularly described as follows:

Parcel 1:

The North 1/2 of Lot 52, Florida Land and Colonization Company Limited, W. Beardall’s Map of St. Joseph’s, according to the plat thereof as recorded in Plat Book 1, page 114, of the Public Records of Seminole County, Florida, less the West 25 feet and also the North 15 feet thereof for road.

Parcel 2:

Lot 53, (Less the North 15 feet and the East 15 feet thereof reserved for road right of way) all in Florida Land and Colonization Company, Limited, W. Beardall’s Map of St. Joseph’s, according to the plat thereof as recorded in Plat Book 1, page 114, Public Records of Seminole County, Florida. LESS and except that portion conveyed to Seminole County by Warranty Deed recorded in Official Records Book 4718, page 905 and also less and except that portion taken by Order of Taking recorded in Official Records Book 6764, page 32, Public Records of Seminole County, Florida.

EXHIBIT A-4

WINTER GARDEN PROPERTY DESCRIPTION

That certain real property located in the County of Orange, State of Florida, more particularly described as follows:

Commence at the South 1/4 corner of Section 24, Township 22 South, Range 27 East, Orange County, Florida; thence run North 01 degrees 39 minutes 46 seconds East along the West line of the East 1/2 of said Section 24, a distance of 1,343.76 feet; thence South 89 degrees 42 minutes 27 seconds East along the North line of the Northwest 1/4 of the Southwest 1/4 of the Southeast 1/4 of said Section 24, a distance of 191.03 feet for a Point of Beginning; thence continue South 89 degrees 42 minutes 27 seconds East a distance of 379.11 feet; thence South 01 degrees 41 minutes 15 seconds West a distance of 100.02 feet; thence South 89 degrees 42 minutes 27 seconds East a distance of 70.02 feet; thence South 01 degrees 41 minutes 15 seconds West a distance of 234.61 feet to the North line of the South 1/2 of the Northwest 1/4 of the Southwest 1/4 of the Southeast 1/4, of said Section 24; thence North 89 degrees 49 minutes 30 seconds West along said North line of the South 1/2 of the Northwest 1/4 of the Southwest 1/4 of the Southeast 1/4, a distance of 449.16 feet; thence North 01 degrees 41 minutes 15 seconds East a distance of 335.56 feet to the Point of Beginning.

AND

Commence at the South 1/4 corner of Section 24, Township 22 South, Range 27 East, Orange County, Florida; thence North 01 degrees 39 minutes 46 seconds East along the West line of the East 1/2 of said Section 24, a distance of 1343.76 feet; thence South 89 degrees 42 minutes 27 seconds East along the North line of the Northwest 1/4 of the Southwest 1/4 of the Southeast 1/4 a distance of 570.14 feet for a Point of Beginning; thence continue South 89 degrees 42 minutes 27 seconds East along said North line a distance of 70.02 feet; thence South 01 degrees 41 minutes 15 seconds West a distance of 100.02 feet; thence North 89 degrees 42 minutes 27 seconds West a distance of 70.02 feet thence North 01 degrees 41 minutes 15 seconds East a distance of 100.02 feet to the Point of Beginning.

EXHIBIT B

LOAN BUDGET

Sources	Sources	Uses
Loan	$22,420,500	Purchase Price	$37,128,480
Equity	$14,946,980	Closing Costs	$239,000

Total Sources	$37,367,480	Total Uses	$37,367,480

EXHIBIT B

EXHIBIT C

CLOSING REQUIREMENTS

The obligations of Lender to make the Loan to Borrower and to perform the remainder of its obligations under the Agreement are expressly conditioned upon its receipt and approval by Lender of each of the following items and the satisfaction by Borrower of the following conditions:

1.             Agreements. One copy, if any, of any Borrower’s agreements with any property manager for the Projects.

2.             Appraisal. Appraisals of the Properties in form and content satisfactory to Lender in its sole and absolute discretion.

3.             Inspection Reports. A copy of all inspection and test reports made by or for Borrower.

4.             Title Reports and Surveys. The Preliminary Title Reports and evidence satisfactory to Lender that the Title Company is prepared to issue the Title Insurance Policies and copies of recorded documents such as easements, liens or other matters of public record or known to Borrower affecting the Properties. A current ALTA/ACSM land title survey of the Projects, dated or updated to a date not earlier than thirty (30) days prior to the date hereof, certified to Lender and the issuer of Lender’s title insurance, prepared by a licensed surveyor acceptable to Lender and such title insurer, and conforming to Lender’s current standard survey requirements.

5.             Insurance. The policies of insurance required under Article VII of the Loan Agreement.

6.             Good Standing, Authorization - Borrower. Each Borrower shall have submitted to Lender (i) a certificate issued by the appropriate agency of the state of such Borrower’s organization and the State of Florida, certifying that such Borrower is a limited liability company in good standing under the laws of such states, (ii) a copy of Borrower’s certificate of formation and all amendments thereto certified by the appropriate agency of the state of such Borrower’s organization, (iii) a copy of such Borrower’s operating agreement and all amendments thereto, and (iv) a copy of resolutions of the members of such Borrower authorizing such Borrower’s execution of the Loan Documents and the consummation of the transactions contemplated thereby, which shall be certified as true and correct by the manager or managing member of such Borrower.

7.             Good Standing, Authorization - Guarantor. Guarantor shall have submitted to Lender such authorizing resolutions and certificates and organizational documents of each Guarantor as are satisfactory to Lender, showing that each Guarantor is authorized to enter into the transactions contemplated hereby and to enter into the Guaranty and the Environmental Indemnity.

8.             Flood Zone. Evidence satisfactory to Lender, as to whether (a) the Properties are located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, and (b) the community in which the Properties are located is participating in the National Flood Insurance Program.

9.             Soils Tests. A soils test report prepared by a licensed soils engineer satisfactory to Lender showing the locations of, and containing boring logs for, all borings, together with recommendations for the design of the foundations, paved areas and underground utilities for the Projects.

10.           Plans and Specifications. Lender shall have received true and correct copies of the “as built” Plans and Specifications.

11.           Utilities. Evidence reasonably satisfactory to Lender that (a) telephone service, electric power, storm sewer, sanitary and water facilities are available to the Projects; (b) such utilities are adequate to serve the Projects and exist at the boundaries of the Projects; and (c) no conditions exist to affect Borrower’s right to connect into and have unlimited use of such utilities except for the payment of a normal connection charge and except for the payment of subsequent charges for such services to the utility supplier.

12.           Approvals. Evidence satisfactory to Lender that all permits (including building permits), variances, zoning approvals, or other required permissions for the operation and occupancy of the Projects are in existence, and that the Properties are in full compliance with all Federal, State and local laws, and all rules or regulation governing the protection of the environment.

13.           Taxes, Etc. Evidence satisfactory to Lender that all real estate taxes, assessments, water, sewer or other charges levied or assessed against the Projects have been paid in full.

14.           Bankruptcy. Evidence satisfactory to Lender that there is not pending, at the time of closing, by or against Borrower or Guarantor, any petition for reorganization, or arrangement D-3 under any bankruptcy or insolvency law, or any other action brought under such law.

15.           Environmental Assessment. One or more environmental assessment report for the Properties, performed by an environmental engineer that is acceptable to Lender, and which assessment(s) shall be in form and substance satisfactory to Lender, in Lender’s sole discretion. Such report(s) shall be addressed to such persons as Lender may require.

16.           Financial Statements. Current Financial Statements of Borrower and Guarantor.

17.           Non-Foreign Certificate. A certificate of non-foreign status.

18.           Attorney Fees. The payment of attorney’s fees and costs incurred by Lender to document and close the Loan.

19.           Operating Account. Borrower’s operating accounts shall have been established (and shall at all times be maintained) with Lender.

20.           Other Items. Such other items or documents as Lender may reasonably require.

21.           Fees. Payment of all loan and other fees required pursuant to the Loan Documents.

22.           Equity. Evidence satisfactory to Lender of payment by Borrower (from its own funds and not from Loan proceeds) of not less than $14,946,980 toward the acquisition of the Projects.

23.           Opinion. Legal opinions issued by counsel for Borrower and Guarantor, opining as to the due organization, valid existence and good standing of Borrower and Guarantor, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to, Borrower and Guarantor; that the Loan, as reflected in the Loan Documents, is not usurious; and as to such other matters as Lender and Lender’s counsel reasonably may specify.

24.           Leases, estoppel certificates and subordination, non-disturbance and attornment agreements (in form and substance acceptable to Lender) from such tenants as required by Lender in writing.

EXHIBIT D

LEASING CRITERIA

**	Maximum Square Footage:	Minimum Initial Rental Rate and Annual Rent Increases	Minimum Term
Goldenrod:	5,000	$7.25/sf annually, net,	2 years
		3% annual increases

Hanging Moss:	6,000	$7.25/sf annually, net,	2 years
		3% annual increases

Progress Way:	6,000	$7.25/sf annually, net, 3%	2 years
		annual increases

Winter Garden:	3,000	$7.25/sf annually, net, 3%	2 years
		annual increases

**Notwithstanding the above, lease renewal terms currently set forth in leases existing as of the Closing Date are considered pre-approved

Exhibit D